As filed with the Securities and Exchange Commission on July 31, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Data I/O Corporation

(Exact name of Registrant as specified in its charter)

Washington	3825	91-0864123
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6645 185th Ave N.E., Suite 100

Redmond, Washington, 98052

(425) 881-6444

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles DiBona

Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

6645 185th Ave N.E., Suite 100

Redmond, Washington 98052

(425) 881-6444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberley Anderson

Dorsey & Whitney LLP

701 5th Avenue, Suite 6100

Seattle, Washington 98104-7043

(206) 903-8803

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 31, 2026

PROSPECTUS

4,686,371 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders,” of up to 4,686,371 shares of our common stock, no par value per share (“Common Stock”), which consists of 869,840 outstanding shares of Common Stock, 1,080,000 shares of Common Stock issuable upon exercise of outstanding warrants (the “Warrants”) and 2,736,531 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock (the “Preferred Stock”). The securities were issued in connection with a private placement to the investors who participated in such offering.

We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares. The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 11.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol DAIO. On July 30, 2026, the reported sale price of our Common Stock on the Nasdaq Capital Market was $2.92 per share.

Investing in our securities involves certain risks. See the “Risk Factors” section beginning on page 5 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders” beginning on page 8, of up to 4,686,371 shares of our Common Stock held by the selling shareholders or issuable upon exercise or conversion of the Warrants and Preferred Stock. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. To the extent the Warrants are exercised, we would receive the proceeds of the warrant exercise.

This prospectus is part of a registration statement on Form S-1 that we have filed with the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation By Reference” beginning on page 13, and the information under “Where You Can Find More Information” beginning on page 14. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed. You should review the complete document to evaluate these statements. Further, you should not assume that the information in this prospectus or any documents incorporated by reference herein is accurate as of any date other than the date of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.

Neither we nor the selling stockholders have authorized any other person to provide you with any information or to make any representations, other than those contained in this prospectus or incorporated by reference in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the documents incorporated by reference herein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference herein. Accordingly, you should not place undue reliance on this information.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

This prospectus includes or incorporates by reference our trademarks and trade names, which are our property and are protected under applicable intellectual property laws. This prospectus also contains, or incorporates by reference trademarks and trade names that are the property of other organizations. Solely for convenience, trademarks and trade names referred to or incorporated by reference in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

As used in this prospectus, unless the context otherwise requires, the terms “Data I/O,” “the Company,” “we,” “us,” “our” and “our company” mean Data I/O Corporation, a Washington corporation.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy shares of our Common Stock.

Overview

Data I/O Corporation is a global market leader for advanced programming, security deployment, and management solutions used in electronics manufacturing with flash memory, microcontrollers, and flash memory-based intelligent devices (“Security Deployment” refers collectively to security provisioning of and into devices and related services.) Data I/O designs, manufactures and sells programming and security deployment systems and services for electronic device manufacturers, specifically targeting high-growth areas such as high-volume users of flash memory and flash memory-based microcontrollers. Most electronic products today incorporate a number of programmable semiconductor devices that contain data, operating instructions and security credentials for deployment.

Our mission is to bring the world’s electronic devices to life. Programmable devices are used in products such as automobile electronics, smartphones, HDTV, smart meters, gaming systems and a broad category called Internet of Things (“IoT”). IoT is a broad term that addresses the interconnectivity of devices and other electronic or smart products. Our solutions, which deploy data into silicon, address the demanding requirements of the electronic device market, where data integrity is important. Our largest customers use programmable semiconductor devices extensively and include original equipment manufacturers, tier 1 suppliers in automotive electronics, industrial electronics, consumer electronics and IoT markets as well as global distribution service providers and electronic manufacturing service contract manufacturers.

Data I/O was incorporated in the State of Washington in 1969, and our business was founded in 1972. Our website address is www.dataio.com. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

Risk Factors

Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page 5 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

THE OFFERING

Common Stock Offered by the Selling Stockholders	Up to 4,686,371 shares of our Common Stock

Terms of this Offering	The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 11.

Use of Proceeds	We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. All proceeds from the sale of shares of our Common Stock offered by this prospectus will be for the account of the selling stockholders.

Registration Rights	We have filed the registration statement on Form S-1, of which this prospectus forms a part, to satisfy registration rights we granted to the selling stockholders.

Nasdaq Capital Market Symbol	DAIO

Risk Factors	Investing in our securities involves a high degree of risk and purchasers of our Common Stock may lose their entire investment. See the information contained in or incorporated by reference under “Risk Factors” beginning on page 5 of this prospectus, and in the documents incorporated by reference into this prospectus, before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors discussed below, as well as the risk factors under the heading “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, in addition to those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves as long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this prospectus are forward-looking. In particular, statements herein regarding economic outlook; industry prospects and trends; expected business recovery; industry partnerships; future results of operations or financial position; future spending; expected expenses, breakeven revenue point; expected market decline, bottom or growth; market acceptance of our newly introduced or upgraded products or services; the sufficiency of our cash to fund future operations and capital requirements; development, introduction and shipment of new products or services; changing foreign operations; taxes, trade issues and tariffs; expected inventory levels; expectations for unsupported platform or product versions and related inventory and other charges; supply chain expectations; semiconductor chip shortages and recovery; and any other guidance on future periods are forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or other future events. Moreover, neither Data I/O nor anyone else assumes responsibility for the accuracy and completeness of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus. The Reader should not place undue reliance on these forward-looking statements. The following discussions and the 2025 Annual Report on Form 10-K section entitled “Risk Factors – Cautionary Factors That May Affect Future Results” describe some, but not all, of the factors that could cause these differences.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in our Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors” and Current Reports on Form 8-K and elsewhere.

Our forward-looking statements contained in this prospectus are based on the beliefs, expectations, and opinions of management as of the date of this report. We do not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

USE OF PROCEEDS

We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. All proceeds from the sale of shares of our Common Stock offered by this prospectus will be for the account of the selling stockholders. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares.

SELLING STOCKHOLDERS

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders. For additional information regarding the issuances of those shares of common stock, see “Description of Private Placement” below. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on the total amount of issued and outstanding common shares of Data I/O Corporation as of July 29, 2026.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of the number of shares of common stock issued to the selling shareholders in the Private Placement (as defined and described below).

	Beneficially Owned Before Offering				Shares of Common Stock Offered Under this Prospectus	Beneficially Owned After Offering(5)
Name of Selling Stockholders	Number		Percentage			Number	Percentage
Alice W Lytton Family LLC(1)	1,562,124	(3)	13.44	%(3)	1,562,124	0	0%
Lytton-Kambara Foundation(2)	3,124,247	(4)	24.22	%(4)	3,124,247	0	0%

(1)

Consists of (i) 289,947 shares of Common Stock, (ii) warrants to acquire 360,000 shares of Common Stock, and (iii) convertible preferred stock to acquire 912,177 shares of Common Stock held by Alice W Lytton Family LLC. Laurence W. Lytton has sole voting authority over 1,562,124 shares of Common Stock beneficially held by Alice W Lytton Family LLC, excluding 145,540 shares of Common Stock directly held by Laurence W. Lytton. The address of Alice W Lytton Family LLC is 467 Central Park West 17-A New York, NY 10025. Laurence W. Lytton is the Manager of Alice W Lytton Family LLC.

(2)

Consists of (i) 579,893 shares of Common Stock, (ii) warrants to acquire 720,000 shares of Common Stock, and (iii) convertible preferred stock to acquire 1,824,354 shares of Common Stock held by Lytton-Kambara Foundation. Laurence W. Lytton has sole voting authority over 3,124,247 shares of Common stock beneficially held by Lytton-Kambara Foundation, excluding 145,540 shares of Common Stock directly held by Laurence W. Lytton. The address of Lytton-Kambara Foundation is 467 Central Park West 17-A New York, NY 10025. Laurence W. Lytton is the President of Lytton-Kambara Foundation.

(3)

The number and percentage of shares of Common Stock shown to be beneficially owned by Alice W Lytton Family LLC before this offering assumes the exercise of Warrants to acquire 360,000 shares of Common Stock and the conversion of Series B Convertible Preferred Stock to acquire 912,177 shares of Common Stock. The Warrants and Series B Convertible Preferred Stock may not be exercised or converted to the extent that such exercise or conversion would result in the investor having beneficial ownership of more than 9.99% of then outstanding shares of Common Stock.

(4)

The number and percentage of shares of Common Stock shown to be beneficially owned by Lytton-Kambara Foundation before this offering assumes the exercise of Warrants to acquire 720,000 shares of Common Stock and the conversion of Series B Convertible Preferred Stock to acquire 1,824,354 shares of Common Stock. The Warrants and Series B Convertible Preferred Stock may not be exercised or converted to the extent that such exercise or conversion would result in the investor having beneficial ownership of more than 9.99% of then outstanding shares of Common Stock.

(5)	Assumes that all of the shares of Common Stock being registered by this prospectus are resold by the selling stockholders to third parties.

Description of Private Placement

On May 14, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Lytton-Kambara Foundation and Alice W Lytton Family LLC (the “Purchasers”) for the sale and issuance to the Purchasers of securities consisting of the following: 869,840 shares of Common Stock (the “Shares”), convertible debentures in the principal amount of $6,825,400.00 (the “Notes”) and warrants to purchase an aggregate of 1,080,000 shares of common stock (the “Warrants”) (collectively, the “Private Placement”).

On June 17, 2026, we closed the Private Placement, raising gross proceeds of approximately $8.21 million after deducting placement agent fees and other Private Placement expenses payable by us.

Terms of the Note

The five-year Note bears interest at a rate of 4.0% per annum, payable at semiannually on November 1 and May 1, beginning on the first such date after the original issue date of the note, on each conversion date (as to that principal amount then being converted), and on the maturity date. The interest is paid in cash, or at the Company’s option and under certain circumstances, in Preferred Stock. The Investors may convert the Note into Shares of Preferred Stock at the conversion price. The conversion price is $1,000 per share of Preferred Stock. Upon an event of default, the default interest rate increases to 18% per annum. If shareholders approve a proposal that is to be proposed at the Company’s 2026 annual meeting of shareholders, the Note will automatically convert into Preferred Stock.

On July 8, 2026, upon receipt of shareholder approval, the Notes automatically converted into 6,841.33 Series B Convertible Preferred Stock (“Preferred Stock”) in accordance with the terms of the Notes.

Terms of the Series B Convertible Preferred Stock

The Preferred Stock is non-voting, except as required by law. The Preferred Stock accrues dividends at the rate per annum of 4% of the Stated Value of such share, plus the amount of previously accrued dividends, compounded annually, shall accrue on each share then outstanding (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. The Stated Value is $1,000 per share. Each share of Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth in the Certificate of Designation relating to limitations on beneficial ownership and the Investor Issuance Cap) determined by dividing the Stated Value plus any Accruing Dividends of such share of Preferred Stock by the Conversion Price. The initial conversion price is $2.50 per share of common stock and it subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock. If the principal amount of the Note was converted into Preferred Stock, the Stated Value of the Preferred Stock, without regard to Accruing Dividends of, would be convertible into approximately 2.73 million shares of common stock (subject to the limitations set forth in the Certificate of Designation relating to limitations on beneficial ownership and the Investor Issuance Cap).

Terms of the Warrants

The Warrants are exercisable for an aggregate of 1,080,000 shares of common stock at $3.00 per share for a period of five years. The exercise price is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock.

The Preferred Stock and the Warrants are referred to as the “Convertible Securities.” The Convertible Securities may not be converted or exercised into shares of Common Stock to the extent such conversion or issuance would result in the investor having beneficial ownership of more than 9.99% of then outstanding shares of Common Stock (the “Investors Issuance Cap”).

The Shares and Convertible Securities were issued in a private placement exempt from the registration requirements of the Securities Act, The Company agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock to be issued in the transaction as well as the common stock issuable upon the exercise of the Warrants and upon conversion of the Preferred Stock.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any common stock, preferred stock, debt securities, warrants or units offered under this prospectus and any supplement hereto will be passed upon for us by Dorsey & Whitney LLP, Seattle, Washington.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference in this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report, any performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on April 16, 2026, as amended on April 30, 2026;

•	our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Shareholders to be held on July 8, 2026, filed on May 29, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 15, 2026;

•	our Current Reports on Form 8-K, filed on May 5, 2026, May 15, 2026, May 19, 2026, June 23, 2026, July 13, 2026, and July 30, 2026 to the extent filed pursuant to Section 13; and

•

the descriptions of the common stock set forth in our registration statements filed with the SEC pursuant to Section  12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions (including the Company’s Annual Report on Form 10-K filed on March  29, 2022, as amended on March 30, 2022 (File No. 0-010394) under the Exchange Act).

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.dataio.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:

DATA I/O CORPORATION

Attn: Vice President and Chief Financial Officer

6645 185th Ave N.E., Suite 100

Redmond, Washington 98052

(425) 881-6444

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we have filed with the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation By Reference.”

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.dataio.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following is an estimate (other than the SEC registration fee) of the expenses expected to be incurred in connection with the securities being registered hereby, other than underwriting discounts and commissions. All such expenses are to be paid by the registrant.

SEC registration fee	$1,941.56
Legal fees and expenses	$65,000
Accounting fees and expenses	$75,000

Total	$141,941.56

Item 14.	Indemnification of Directors and Officers.

RCW 23B.08.320 permits a Washington corporation to, through its articles of corporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except for the following:

i.	acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director;

ii.	conduct violating RCW 23B.08.310 relating to unlawful distributions;

iii.	any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled; and

iv.	any act or omission occurring prior to the date when the provision in the articles of incorporation eliminating or limiting liability becomes effective.

RCW 23B.08.510 authorizes a Washington corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

i.	the individual acted in good faith; and

ii.

the individual reasonably believed (a) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests, and (b) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and

iii.	in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

Notwithstanding the forgoing, a Washington corporation may not indemnify a director under RCW 23B.08.510 in connection with (a) a proceeding by or on behalf of the corporation in which the director was adjudged liable to the corporation or (b) any other proceeding charging improper personal benefit to the director, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Additionally, where a proceeding is by or on behalf of the corporation, the indemnification permitted under RCW 23B.08.510 is limited to reasonable expenses incurred in connection with the proceeding.

RCW 23B.08.520 mandates a Washington corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, unless such indemnification is limited in the corporation’s articles of incorporation. Our Articles of Incorporation do not contain any such limitation.

RCW 23B.08.540 permits court-ordered indemnification, unless a corporation’s articles of incorporation provides otherwise. Pursuant to this provision, in the absence of a contrary provision in a corporation’s articles of incorporation, a director who is a party to a proceeding may apply for indemnification or advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction, and such court may order indemnification or advance of expenses if it makes certain determinations.

Under RCW 23B.08.570, unless a corporation’s articles of incorporation provide otherwise, an officer of a Washington corporation who is not a director is also entitled to mandatory indemnification under RCW 23B.08.520 and court-ordered indemnification under RCW 23B.08.540, each of which sections are summarized above, to the same extent as a director. Further, a Washington corporation may indemnify an officer, employee or agent of the corporation under RCW 23B.08.510, to the same extent as a director.

RCW 23B.08.580 permits a corporation to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of the corporation, or who while a director, officer, employee or agent of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify such individual against the same liability under RCW 23B.08.510 and 23B.08.520.

From time to time, we have entered into indemnification agreements with our officers and/or directors. These indemnification agreements provide such officers and directors with indemnification to the maximum extent permitted by the Washington Business Corporation Act.

We may also purchase and maintain liability insurance on behalf of our directors, officers, employees, and agents. We currently maintain a liability insurance policy pursuant to which our directors and officers may be indemnified against liability incurred as a result of serving in their capacities as directors and officers, subject to certain exclusions.

Any underwriting agreement that we may enter into will likely provide for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, against certain liabilities, including liabilities arising under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

June 2026 Private Placement

The Company closed the Private Placement on June 17, 2026, raising aggregate gross proceeds of $9 million before placement agent fees and transaction related expenses. The securities were issued pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and/or Regulation D under the Securities Act, and in reliance on similar exemptions under applicable state laws.

More information can be found under the heading “Description of Private Placement” beginning on page 9 of the prospectus attached to this registration statement on Form S-1.

Item 16.	Exhibits and Financial Statements Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description	Filed Herewith
3.1	Data I/O’s restated Articles of Incorporation filed November 2, 1987 (Incorporated by reference to Exhibit 3.1 of Data I/O’s 1987 Annual Report on Form 10-K (File No. 0-10394) and attached as a PDF to Exhibit 3.1 in our 2017 Annual Report on Form 10-K).

3.2	Data I/O’s Bylaws as amended and restated as of April 29, 2026 (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed May 5, 2026).

3.3	Certification of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 1 of Data I/O’s Registration Statement on Form 8-A filed March 13, 1998 (File No. 0-10394)).

3.4	Certification of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed on June 23, 2026).

4.1	Rights Agreement dated as of April 4, 1998, between Data I/O Corporation and Chase Mellon Shareholder Services, L.L.C. as Rights Agent, which includes: as Exhibit A thereto, the Form of Right Certificate; and, as Exhibit B thereto, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed on March 13, 1998).

*5.1	Legal Opinion of Dorsey and Whitney LLP.

10.1	Amended and Restated 1983 Stock Appreciation Rights Plan dated February 3, 1993 (Incorporated by reference to Exhibit 10.23 of Data I/O’s 1992 Annual Report on Form 10-K (File No. 0-10394) and attached as a PDF to Exhibit 10.1 in our 2017 Annual Report on Form 10-K).

10.2	Amended and Restated Management Incentive Compensation Plan dated January 1, 1997 (Incorporated by reference to Exhibit 10.25 of Data I/O’s 1997 Annual Report on Form 10-K (File No. 0-10394)).

10.3	Amended and Restated Performance Bonus Plan dated January 1, 1997 (Incorporated by reference to Exhibit 10.26 of Data I/O’s 1997 Annual Report on Form 10-K (File No. 0-10394)).

10.4	Amended and Restated Data I/O Corporation 1996 Director Fee Plan (Incorporated by reference to Exhibit 10.32 of Data I/O’s 1997 Annual Report on Form 10-K (File No. 0-10394)). (Plan cancelled February 22, 2023.)

10.5	Amended and Restated 1982 Employee Stock Purchase Plan dated May 16, 2003 (Incorporated by reference to Data I/O’s 2003 Proxy Statement dated March 31, 2003).

10.6	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan dated May 24, 2006 (Incorporated by reference to Data I/O’s 2006 Proxy Statement dated April 6, 2006).

10.7	Lease, Redmond East Business Campus between Data I/O Corporation and Carr Redmond PLLC dated February 28, 2006 (Incorporated by reference to Data I/O’s 2005 Annual Report on Form 10K (File No. 0-10394)).

10.8	Second Amendment to Lease, (Redmond East) between Data I/O Corporation and Arden Realty Limited Partnership, made as of January 31, 2011. (Incorporated by reference to Data I/O’s 2010 Annual Report on Form 10-K (File No. 0-10394)).

10.9	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved May 17, 2011 (Incorporated by reference to Data I/O’s 2011 Proxy Statement filed April 5, 2011).

10.10	Empower Retirement (formerly known as Great West Financial (formerly known as Orchard Trust Company) Defined Contribution Prototype Plan and Trust (Incorporated by reference to Data I/O’s 2007 Annual Report on Form 10-K (File No. 0-10394)).

10.11	Empower Retirement (formerly known as Great West Financial (formerly known as Orchard Trust Company) Non-standardized 401(k) Plan (Incorporated by reference to Data I/O’s 2007 Annual Report on Form 10-K (File No. 0-10394)).

10.12	Empower Retirement (formerly known as Great West Financial (formerly known as Orchard Trust Company) Defined Contribution Prototype Plan and Trust Amendment for Pension Protection Act and Heart Act. (Incorporated by reference to Data I/O’s 2009 Annual Report on Form 10-K (File No. 0-10394)).

10.13	Form of Indemnification Agreement. (Incorporated by reference to Data I/O’s 2010 Annual Report on Form 10-K (File No. 0-10394)).

10.14	Letter Agreement with Anthony Ambrose (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed on October 29, 2012).

10.15	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved May 10, 2012 (Incorporated by reference to Data I/O’s 2012 Proxy Statement filed April 3, 2012).

10.16	Letter Agreement with Rajeev Gulati (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed on July 31, 2013).

10.17	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved April 30, 2014 (Incorporated by reference to Exhibit 10.30 of Data I/O’s March 31, 2014 Quarterly Report on Form 10-Q (File No. 0-10394)).

10.18	Form of Executive Agreement (Incorporated by reference to Exhibit 10.31 of Data I/O’s June 30, 2014 Quarterly Report on Form 10-Q (File No. 0-10394)).

10.19	Third Amendment to Lease, (Redmond East) between Data I/O Corporation and Arden Realty Limited Partnership, made as of June 1, 2015 (Incorporated by reference to Exhibit 10.29 of Data I/O’s June 30, 2015 Quarterly Report on Form 10-Q (File No. 0-10394)).

10.20	Empower Retirement (formerly known as Great West Financial) Financial Adoption Agreement #005 Non-standardized 401(k) Plan (Incorporated by reference to Data I/O’s 2015 Annual Report on Form 10-K (File No. 0-10394)).

10.21	Empower Retirement (formerly known as Great West Financial) Financial Adoption Agreement #005 Non-standardized 401(k) Plan (Incorporated by reference to Data I/O’s 2016 Annual Report on Form 10-K (File No. 0-10394)).

10.22	Negotiation Protocol for the Purchase of Data I/O’s PSV7000, a supply agreement executed July 20, 2016, between Data I/O Corporation and Bosch Car Multimedia Group (Incorporated by reference to Exhibit 10.31 of Data I/O’s September 30, 2016 Quarterly Report on Form 10-Q (File No. 0-10394)). (Portions of this exhibit have been omitted based on confidential treatment granted by the SEC. The omitted portions of these exhibits have been filed separately with the SEC. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.).

10.23	Fifth Amendment to Lease, between Data I/O Corporation and BRE WA OFFICE OWNER LLC, made as of September 12, 2017 (Incorporated by reference to Data I/O’s September 30, 2017 Quarterly Report on Form 10-Q (File No. 0-10394)).

10.24	1st Amendment to Negotiation Protocol executed on September 24, 2018 between Data I/O Corporation and Robert Bosch GmbH (Incorporated by reference to Exhibit 10.35 of Data I/O’s September 30, 2018 Quarterly Report on Form 10-Q (File No. 0-10394)). (Portions of this exhibit have been omitted based on a request for confidential treatment made to the SEC. The omitted portions of these exhibits have been filed separately with the SEC. The registrant undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities Exchange Commission upon request.).

10.25	Letter Agreement with Michael Tidwell (Incorporated by reference to Form 8-K filed on May 1, 2019).

10.26	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved May 20, 2021 (Incorporated by reference to Data I/O’s 2021 Proxy Statement dated April 5, 2021).

10.27	Sixth Amendment to Lease, between Data I/O Corporation and Alco Redmond East, LLC, made as of October 4, 2021 (Incorporated by reference to Data I/O’s 2021 Annual Report on Form 10-K (File No. 0-10394)).

10.28	Empower Retirement (formerly known as Great West Financial) Financial Adoption Agreement #001 Non-standardized 401(k) Plan (Incorporated by reference to Data I/O’s 2021 Annual Report on Form 10-K (File No. 0-10394)).

10.29	Form of Executive Agreement (Incorporated by reference to Form 8-K filed on February 6, 2023).

10.30	Amended and Restated Data I/O Corporation 2000 Stock Compensation Incentive Plan approved May 18, 2023 (Incorporated by reference to Data I/O’s 2023 Proxy Statement dated April 3, 2023).

10.31	Data I/O Corporation 2023 Omnibus Incentive Compensation Incentive Plan approved May 18, 2023, as amended July 8, 2026 (Incorporated by reference to Data I/O’s 2026 Proxy Statement dated May 29, 2026).

10.32	Form of Performance Stock Unit Award Agreement (Incorporated by reference to Data I/O’s 2023 Annual Report on Form 10-K (File No. 0-10394).

10.33	Form of Restricted Stock Unit Award Agreement (Incorporated by reference to Data I/O’s 2023 Annual Report on Form 10-K (File No. 0-10394).

10.34	Letter Agreement with Gerald Y. Ng (Incorporated by reference to Form 8-K filed on June 30, 2023).

10.35	Executive Employment Agreement with William Wentworth (Incorporated by reference to Form 10-Q filed on November 12, 2024).

10.36	Transition Agreement with Anthony Ambrose (Incorporated by reference to Form 10-Q filed on November 12, 2024).

10.37

Seventh Amendment to Lease, between Data I/O Corporation and Alco Redmond East, LLC, made as of October 17, 2024 (incorporated by reference to Data I/O’s Annual Report on Form 10-K filed on April 1, 2025).

10.38	Independent Contractor Agreement and Proposal and Statement of Work effective on April 28, 2025 between Data I/O Corporation and Theisen Advisory Group, LLC dba TAG CXO (Incorporated by reference to Form 10-Q filed on August 12, 2025).

10.39	Executive Employment Agreement with Charlies DiBona (Incorporated by reference to Form 8-K filed on August 12, 2025).

10.40	Amendment No. 1 to the Executive Employment Agreement with Charles DiBona (incorporated by reference to Form 8-K filed on August 14, 2025).

10.41	Form of Registration Rights Agreement (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed June 23, 2026).

10.42	Form of Warrant (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed June 23, 2026).

10.43	Form of Note (Incorporated by reference to Data I/O’s Current Report on Form 8-K filed June 23, 2026).

21.1	Subsidiaries of the Registrant (incorporated by reference to Data I/O’s Annual Report on Form 10-K filed April 16, 2026, as amended on April 30, 2026).

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.	X

23.2*	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Form S-1.	X

101	Interactive Data File.

107	Filing Fee Table.	X

*	To be filed by Amendment

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on July 31, 2026.

DATA I/O CORPORATION

By:	/s/ Charles DiBona
Name: Charles DiBona
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Wentworth and Charles DiBona and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) and additions to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Wentworth William Wentworth	President, Chief Executive Officer and Director (principal executive officer)	July 31, 2026

/s/ Charles DiBona Charles DiBona	Vice President, Chief Financial Officer, Corporate Secretary and Treasurer (principal financial officer and principal accounting officer)	July 31, 2026

/s/ Sally A. Washlow Sally A. Washlow	Director	July 31, 2026

/s/ Edward J. Smith Edward J. Smith	Director	July 31, 2026

/s/ Garrett Larson Garrett Larson	Director	July 31, 2026

/s/ Steven Waszak Steven Waszak	Director	July 31, 2026